POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael L. Gravelle, Patrick S. Rhodin and Goodloe M. Partee, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Fidelity National Financial, Inc. ( the
"Company"), Forms 3, 4 and 5 in the accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the
Company;

(2)	do and perform any and all acts for and behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or other form or report, and timely file such form or report with the United States
Securities and Exchange Commission and any stock exchange or similar authority;
and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 21th day of October, 2009.








                                            /s/ Raymond R. Quirk
                                         _________________________________
                                         Signature


                                               Raymond R. Quirk
                                         _________________________________
                                         Print Name



STATE OF

COUNTY OF



	On this ___________ day of ____________, ______________, ________________
personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         _________________________________
                                         Notary Public



                                         _________________________________
                                         My Commission Expires: